EXHIBIT FS-10


                 NCNG CONSOLIDATED INCOME STATEMENT (UNAUDITED)
                                 (IN THOUSANDS)


                                                                     ----------
                                                                      DECEMBER
                                                                        2002
                                                                     ----------

OPERATING REVENUES
      Natural Gas Sales                                                 301,062
      Diversified Businesses                                                 58
                                                                     ----------
          TOTAL OPERATING REVENUES                                      301,120

OPERATING EXPENSES
      Purchased Gas                                                     217,540
                                                                     ----------
             GROSS MARGIN                                                83,580
                                                                     ----------

      Operation & Maintenance                                            45,231
      Goodwill Impairment                                               126,277
      Depreciation & Amortization                                        19,836
      Other Taxes                                                         4,135
      Diversified Businesses                                                  1
                                                                     ----------
          TOTAL OPERATING EXPENSES                                      195,480

PRETAX OPERATING INCOME                                                (111,900)

Interest and Dividend Income                                                424
AFUDC - Equity                                                              775
Other Income/(Expense)                                                    1,093
                                                                     ----------
          TOTAL OTHER INCOME (EXPENSE)                                    2,292

Long Term Debt                                                            9,638
AFUDC - Debt                                                               (465)
Other Interest Charges                                                    1,704
                                                                     ----------
          TOTAL INTEREST CHARGES                                         10,877

Income Before Income Taxes and Cumulative Effect of
  Accounting Change                                                    (120,485)

INCOME TAXES                                                              1,341
                                                                     ----------
Income Before Cumulative Effect of Accounting Change                   (121,826)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                   52,294
                                                                     ----------
          NET INCOME                                                 $ (174,120)
                                                                     ==========